Exhibit 4.68

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (the **"Agreement"**), dated April 11, 2012, is made in London by Newlead Holdings (US) Corp., a company established under the laws of Delaware with its registered office at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (the **"Pledgor"**), in favor of Mojave Finance Inc., a company established under the laws of Marshall Islands with its registered address at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Masrhall Islands MH96960 (the **"Pledgee"**).

RECITALS:

WHEREAS, Pledgee, as Lender has granted to the Pledgor as Borrower a loan made in the principal amount of $3,000,000 under the terms and conditions of a Loan Agreement dated 10th April 2012 (the **"Loan Agreement"**); and

WHEREAS, Pledgor desires to secure its obligations under the Loan Agreement for the benefit of Pledgee, by a pledge and grant of a security interest in all of Pledgor's right, title and interest in the limited liability company units of membership interest of NewLead JMEG LLC held by the Pledgor as described on Exhibit A attached hereto and incorporated herein, including any and all warrants to purchase additional units of Pledgee which may be issued from time to time to the Pledgor in connection with the pledged units, (the **"Pledged Membership Interests"**) to secure the payment and performance of the Obligations (as defined below).

NOW, THEREFORE, in consideration of the foregoing, Pledgor hereby agrees with Pledgee as follows:

SECTION 1. Pledge.

Pledgor hereby pledges to Pledgee and grants to Pledgee a security interest in all of Pledgor's right, title and interest in the Pledged Membership Interests, including without limitation all of Pledgor's membership interests, governance rights, and financial rights related thereto, and together with any and all after-acquired units in Pledgee NewLead JMEG LLC and property relating thereto, any and all proceeds thereof, all of Pledgor's interest and rights in all successor entities to NewLead JMEG LLC in connection with the Pledged Membership Interests, and any and all related rights under the limited liability company agreement entered into and between J Mining & Energy Group, Inc and the Pledgor (the **"Limited Liability Company Agreement"**) and any and all other related agreements (the **"Pledged Collateral"**).

SECTION 2. Security for Obligations.

This Agreement secures the obligations of the Pledgor under the Loan Agreement as it is in force and as it may be from to time supplemented, varied or amended and any documents related thereto and it secures all obligations of the Pledgor now or hereafter existing under this Agreement (all such obligations of the Pledgor being the **"Obligations"**).

SECTION 3. Delivery of Pledged Collateral.

(a) All certificates or instruments representing or evidencing the Pledged Collateral will be delivered on or before this date to and held by Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignments in blank, all in form and substance satisfactory to the Pledgee. In addition, Pledgor authorizes Pledgee to file UCC financing statements in appropriate offices, describing the Pledged Collateral as collateral of Pledgee. Such filings, along with any continuation statements, amendments and other filings as Pledgee may deem appropriate from time-to-time, may be filed without Pledgor's further consent or signature.

(b) Legend. In addition to any other legend required, the certificates representing the Pledged Collateral will bear an endorsement in substantially the following form: *"500 units of membership interest represented by this certificate are pledged under, and are subject to, the terms and conditions of a Pledge Agreement dated 11th April 2012 between Mojave Finance Inc. and Newlead Holdings (US) Corp, the registered owner of such units, as security for performance of the obligations of the latter under a Loan Agreement and cannot be sold, assigned, transferred, pledged or disposed of except as provided in such Pledge Agreement."*

SECTION 4. Representations and Warranties.

Pledgor represent, warrant and covenant to Pledgee that as of the date hereof and until the Obligations have been paid in full, the following:

(a) Pledgor is duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Pledged Collateral has been duly authorized and validly issued and is fully paid and non-assessable.

(c) Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any liens, security interests, options or other charges or encumbrances except for the security interest created by this Agreement.

(d) The pledge of the Pledged Collateral pursuant to this Agreement creates a valid security interest in the Pledged Collateral, securing the payment of the Obligations.

(e) Pledgor has full power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder.

(f) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either: (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor; or (ii) for the exercise by the Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally and except as may be applicable to Pledgee under

applicable statutes, rules, regulations, or any directives, letters or orders issued pursuant thereto).

(g) The entering into and performance of this Agreement and the transactions related hereto do not conflict with any other agreement to which the Pledgor is a party.

(h) Pledgor will substantially benefit from the loan provided by the Pledgee under the Loan Agreement.

(i) Pledgor has the authority to enter into and to perform this Agreement and the transactions related hereto, and the individual party signing on behalf of the Pledgor has been fully authorized to execute this Agreement.

SECTION 5. Further Assurances.

Pledgor agrees that at any time and from time-to-time, at its own expense it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Pledgee may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

SECTION 6. Default.

Additionally to the circumstances that constitute an event of default under the Loan Agreement, the following shall further constitute an event of default (all such events being the "**Event of Default**"):

(a) The Pledgor opts in to Article 8 of the Code without the Pledgees's written consent;

(b) This Agreement shall not or shall no longer be effective in granting to Pledgee a first priority perfected lien in or on the Pledged Collateral.

SECTION 7. Voting Rights; Distributions.

(a) So long as no Event of Default or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that the Pledgor shall not exercise and refrain from exercising any such right if, in Pledgee's reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof and shall not exercise and refrain from exercising its right to opt in to Article 8 of the Code without the Pledgee's written consent.

(b) Notwithstanding whether or not an Event of Default has occurred, Pledgee shall be entitled to receive and retain, and apply as payment on Loan Agreement, any and all dividends, distributions and interest paid in respect of the Pledged Collateral including all:

(i) distributions, interest paid or payable in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, the Pledged Collateral,

(ii) distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(iii) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral.

(c) Pledgee shall execute and deliver (or cause to be executed and delivered) all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which they are entitled to exercise pursuant to Section 7(a).

(d) Upon the occurrence and during the continuance of an Event of Default, or an event which, with the giving of notice or the lapse of time, or both, would become an Event of Default:

(i) all rights of the Pledgor to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to Section 7(a) shall cease, and all such rights shall thereupon become immediately vested in Pledgee which shall thereupon have the sole right to exercise such voting and other consensual rights; and

(ii) the principal of the Loan Agreement, all interest thereon, and all other obligations thereunder, shall be immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived.

SECTION 8. Further Covenants.

Until all the Obligations have been paid in full:

(a) Pledgor agrees that it will not without the consent of Pledgee: (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral; (ii) create or permit to exist any lien or security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement; (iii) change the jurisdiction of its organization; or (iv) change its legal name or organizational structure; (v) no amendment of the Limited Liability Company Agreement is being made, without the prior written consent of the Pledgee.

(b) The Pledgor agrees that it will: (i) cause the issuer of the Pledged Membership Interest not to issue any interests or other securities in addition to or in substitution for the Pledged Membership Interest, except to Pledgor; and (ii) pledge hereunder, immediately upon their acquisition (directly or indirectly) thereof, any and all additional membership interests or other securities of the issuer of the Pledged Membership Interest.

(c) In the event the Pledgor desire to sell any of the Pledged Collateral, Pledgee shall not grant approval for such sale unless the proceeds of such sale are immediately and directly paid to Pledgee pursuant to the terms of the Loan Agreement.

SECTION 9. Pledgee Appointed Attorney-in-Fact.

The Pledgor hereby appoints the Pledgee as Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time-to-time in Pledgee's discretion to take any action and to execute any instrument which Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any distribution or interest payment in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

SECTION 10. Pledgee May Perform.

If the Pledgor fails to perform any agreement contained herein, Pledgee may itself perform, or cause performance of such agreement, and the expenses of Pledgee incurred in connection therewith shall be payable by the Pledgor.

SECTION 11. Reasonable Care.

The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Pledgee accords its own property.

SECTION 12. Remedies upon Default.

If any Event of Default occurs, then:

(a) Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of Delaware (the "**Code**"), and Pledgee may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Pledgee may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time-to-time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by Pledgee as Pledged Collateral and all cash proceeds received by Pledgee in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of Pledgee, be held by Pledgee as collateral for, or then or at any time thereafter be applied in whole or in part by

Pledgee against, all or any part of the Obligations as Pledgee shall elect. Any surplus of such cash or cash proceeds held by Pledgee and remaining after payment in full of all the Obligations shall be paid over to whomsoever may be lawfully entitled to receive such surplus.

SECTION 13. Expenses.

The Pledgor will upon demand pay to Pledgee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts, which Pledgee may incur in connection with: (i) the creation, attachment and perfection of the security interest; (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral; (iii) the exercise or enforcement of any of the rights of Pledgee hereunder; or (iv) the failure of the Pledgor to perform or observe any of the provisions hereof.

SECTION 14. Amendments.

No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 15. Addresses for Notices.

All notices and other communications provided for hereunder shall be in writing and, if to the Pledgor, sent to:

Michael Zolotas
c/o NewLead Holdings Ltd
83, Akti Miaouli & Flessa Street
13588 Piraeus
Greece

and, if to Pledgee, sent to:

Fotios Karatzenis
67, Thisseos Ave.,
14671 Nea Erythrea
Greece

or to such other address as shall be designated by such party in a written notice to the other party complying with the delivery terms of this Section 15.

SECTION 16. Continuing Security Interest.

This Agreement shall create a continuing security interest in the Pledged Collateral and shall: (i) remain in full force and effect until satisfaction in full of the Obligations; (ii) be binding upon the Pledgor, its successors and assigns; and

(iii) inure, together with the rights and remedies of Pledgee hereunder, to the benefit of Pledgee, its successors, transferees and assigns. Upon the satisfaction in full of the Obligations, Pledgor shall be entitled to the return, upon its request and at its own expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

SECTION 17. Governing Law; Terms.

This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of Delaware. Unless otherwise defined herein or in the Loan Agreement, terms defined in Article 9 of the Code that are used herein are as defined in the Code.

Any dispute arising out of or connected with this Agreement, including a dispute as to the validity or existence of this Agreement shall be resolved by arbitration in London in "the London Court of International Arbitration" conducted in the English language by three (3) arbitrators pursuant to the rules of the International Court of Arbitration, save that, unless the Parties agree otherwise.

The third arbitrator, who shall act as chairman of the tribunal, shall be chosen by the two arbitrators appointed by or on behalf of the Parties. If he is not chosen by the two arbitrators within thirty (30) days of the date of appointment of the later of the two party-appointed arbitrators to be appointed, he shall be appointed by the International Chamber of Commerce; and the Parties agree to waive any right of appeal against the arbitration award.

IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be duly executed and delivered by its respective officers thereunto duly authorized as of the date first above written.

For and on behalf of the
Pledgor:

____

For and on behalf of the
Pledgee:

____

Fotios Kuεαtaenis

Exhibit A

Pledged Membership Interests

No.	Entity Name	Certificate No.	Units
1	NewLead JMEG LLC	1	500(50%)